EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for First Quarter Ended December 31, 2012

•	Consolidated revenue within the guidance range for Q1

•	Consolidated GAAP net income of $2.8 million

•	Anticipate Q2 revenue of $45 to $49 million

ALBUQUERQUE, New Mexico, February 5, 2013 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced its financial results for its fiscal first quarter ended December 31, 2012.

Financial Results

Revenue:
Consolidated revenue for the first quarter ended December 31, 2012 was $49.3 million, which represents a 31.7% increase compared to the prior year and 3.8% increase from the immediate preceding quarter. On a segment basis, revenue for our Fiber Optics segment was $29.7 million, which represents a 62.1% increase compared to the prior year and 1.4% decrease compared to the immediate preceding quarter. Revenue for the Photovoltaics segment was $19.6 million, which represents a 2.5% increase compared to the prior year and 12.8% increase compared to the immediate preceding quarter.

Gross Profit:
Consolidated gross profit was approximately $10.9 million. Consolidated gross margin was 22.2%, which represents an increase from the 9.3% gross margin reported in the prior year and an increase from the 9.7% gross margin reported in the immediate preceding quarter. On a segment basis, Fiber Optics gross margin was 16.7%, which represents an increase from the negative 4.8% gross margin loss reported in the prior year and an increase from the 2.4% gross margin reported in the immediate preceding quarter. Photovoltaics gross margin was 30.5%, which represents an increase from the 22.7% gross margin reported in the prior year and an increase from the 22.2% gross margin reported in the immediate preceding quarter.

Operating Income (Loss):
The consolidated operating income was $2.8 million, which represents a $14.5 million improvement when compared to the prior year and a $9.1 million improvement when compared to the immediate preceding quarter. The quarter-over-quarter variance was primarily due to lower expenses associated with the Company's realignment efforts previously announced and improved results within the Company's business segments.

Net Income (Loss):
The consolidated net income was $2.8 million, which represents a $17.1 million improvement when compared to the prior year and a $9.4 million improvement when compared to the immediate preceding quarter. The consolidated net income per share was $0.11 compared to a net loss per share of $0.61 in the prior year and a net loss per share of $0.27 in the immediate preceding quarter.

Non-GAAP Net Income (Loss):
After excluding certain non-cash and other infrequent transactions as set forth in the attached non-GAAP table, our non-GAAP net income for the first quarter ended December 31, 2012 was $0.1 million, which represents an improvement of approximately $7.5 million from that reported for the prior year and approximately $6.4 million from the immediate preceding quarter. The consolidated non-GAAP net income per share was $0.00, which represents an increase from the $0.31 loss per share reported in the prior year and an improvement from the $0.26 loss per share reported in the immediate preceding quarter.

Order Backlog
As of December 31, 2012, order backlog for our Photovoltaics segment totaled $35.3 million, which represents an 18% decrease from $43.3 million reported as of September 30, 2012. The order backlog as of December 31, 2012 and September 30, 2012 included $3.4 million and $1.9 million, respectively, of terrestrial solar cell orders from our Suncore joint venture. Order backlog is defined as purchase orders or supply agreements accepted by us with expected product delivery and/or services to be performed and deferred revenue expected to be recognized within the next twelve months. Product sales from our Fiber Optics segment are made pursuant to purchase orders, often with short lead times.

Business Outlook
On a consolidated basis, we expect revenue for our second quarter ended March 31, 2013 to be in the range of $45 to $49 million, which includes revenue from our joint venture Suncore.

Conference Call
We will discuss our financial results today at 4:30 p.m. ET. The call will be webcast via the Company's website at http://www.emcore.com. Please go to the site beforehand to download any necessary software. A webcast will be available for replay beginning February 5, 2013 following the conclusion of the call on the Company's website.

Conferences
Management is expecting to present at the following conferences over the next few months:

•	2013 Piper Jaffray Technology Conference in New York, March 12, 2013 at 9:00 a.m. ET.

•	25th Annual ROTH Conference scheduled for March 17-20, 2013 in Dana Point, CA.

In addition, EMCORE will be exhibiting and meeting with customers and industry analysts at the 2013 Optical Fiber Communications Conference and Exposition (OFC) at the Anaheim Convention Center, March 19-21 in booth #3411.

About EMCORE
EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the fiber optics and solar power markets. EMCORE's Fiber Optics business segment provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications. EMCORE's Solar Photovoltaics business segment provides products for space power applications including high-efficiency multi-junction solar cells, Covered Interconnect Cells (CICs) and complete satellite solar panels. For further information about EMCORE, visit http://www.emcore.com.

Use of Non-GAAP Financial Measures
We provide a non-GAAP net loss disclosure as a supplemental measure to U.S. GAAP regarding our operational performance. This financial measure excludes the impact of certain items; therefore, it has not been calculated in accordance with U.S. GAAP.

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interest of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on the Company, our customers and our suppliers from the effects of the floods in Thailand; (b) the impact on the Company related to the asset sale transactions with Sumitomo and Suncore; (c) delays and other difficulties in commercializing new products; (d) the failure of new products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; (f) uncertainties concerning the extent of our insurance recovery from damage to our contract manufacturer's facilities and the Company's and our contract manufacturer's equipment; uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; actions by competitors; and (g) other risks and uncertainties described in our filings with the Securities and Exchange Commission (“SEC”) such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors.

Neither management nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the SEC that are available on the SEC's web site located at www.sec.gov, including the sections entitled "Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except loss per share)
(unaudited)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Revenue	$49,306	$47,488	$37,451
Cost of revenue	38,358	42,891	33,983
Gross profit	10,948	4,597	3,468
Operating expense (income):
Selling, general, and administrative	6,904	10,258	7,480
Research and development	5,390	4,581	6,980
Flood-related loss (recovery)	—	—	5,698
Flood-related insurance proceeds	(4,192)	(4,000)	(5,000)
Loss on sale of assets	—	51	—
Total operating expense	8,102	10,890	15,158
Operating income (loss)	2,846	(6,293)	(11,690)
Other income (expense):
Interest expense, net	(238)	(281)	(129)
Foreign exchange gain (loss)	101	(15)	89
Loss from equity method investment	—	—	(960)
Change in fair value of financial instruments	237	21	105
Total other income (expense)	100	(275)	(895)
Loss before income tax expense	2,946	(6,568)	(12,585)
Income tax expense	120	—	1,644
Net loss	$2,826	$(6,568)	$(14,229)
Per share data:
Net loss per basic and diluted share	$0.11	$(0.27)	$(0.61)
Net loss per diluted share	$0.11	$(0.27)	$(0.61)
Weighted-average number of basic shares outstanding	25,977	23,892	23,476
Weighted-average number of basic shares outstanding	26,236	23,892	23,476

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2012	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$11,883	$9,047
Restricted cash	1,027	82
Accounts receivable, net	36,786	36,939
Inventory	37,001	35,192
Prepaid expenses and other current assets	11,089	14,146
Total current assets	97,786	95,406
Property, plant, and equipment, net	48,374	47,896
Goodwill	20,384	20,384
Other intangible assets, net	3,111	3,428
Other non-current assets, net	2,607	2,752
Total assets	$172,262	$169,866
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$19,928	$19,316
Accounts payable	30,213	38,814
Warrant liability	433	670
Accrued expenses and other current liabilities	29,842	32,635
Total current liabilities	80,416	91,435
Asset retirement obligations	5,058	5,004
Deferred gain associated with sale of assets	3,400	3,400
Other long-term liabilities	963	1,004
Total liabilities	89,837	100,843
Shareholders’ equity:
Common stock	732,852	722,345
Treasury stock	(2,071)	(2,071)
Accumulated other comprehensive income	1,445	1,376
Accumulated deficit	(649,801)	(652,627)
Total shareholders’ equity	82,425	69,023
Total liabilities and shareholders’ equity	$172,262	$169,866

We have provided a reconciliation of our non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
Non-GAAP Net Loss
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Net income (loss) - US GAAP	$2,826	$(6,568)	$(14,229)
Adjustments:
Amortization expense	317	317	465
Stock-based compensation expense	1,082	1,760	2,180
Asset retirement obligations - accretion expense	54	53	51
Specific severance charges	—	1,090	—
Flood-related insurance proceeds	(4,192)	(4,000)	5,698
Loss (Gain) on sale of assets	—	51	(5,000)
Losses on inventory purchase commitments	—	723	908
Foreign exchange gain (loss)	(101)	15	(89)
Loss from equity method investment	—	—	960
Change in fair value of financial instruments	(237)	(21)	(105)
Interest expense, net	238	281	129
Income tax expense	120	—	—
Foreign income tax expense on capital distributions	—	—	1,644
Total adjustments	(2,719)	269	6,841
Net income (loss) - Non-GAAP	$107	$(6,299)	$(7,388)
Net income (loss) - Non-GAAP per basic share	$0.00	$(0.26)	$(0.31)
Net income (loss) - Non-GAAP per diluted share	$0.00	$(0.26)	$(0.31)
Weighted average number of basic shares outstanding	25,977	23,892	23,476
Weighted average number of diluted shares outstanding	26,236	23,892	23,476

EMCORE Corporation
Stock-based Compensation Expense
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Cost of revenue	$315	$278	$476
Selling, general, and administrative	382	935	1,013
Research and development	385	547	691
Total stock-based compensation expense	$1,082	$1,760	$2,180

Net effect on net income (loss) per basic and diluted share	$(0.04)	$(0.07)	$(0.09)

Contact:
EMCORE Corporation
Mark Weinswig
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com